EXHIBIT 10.18

                            SECOND AMENDMENT


     This is a Second Amendment ("Amendment") dated July 21, 1999, to that certain Agreement dated April 6, 1998, by and between Entropin, Inc. ("Entropin"), a Colorado corporation and Western Center for Clinical Studies, Inc. ("WCCS"), a California corporation.

     1. Article II of the Agreement entitled "TERM OF AGREEMENT" is hereby amended as follows:

          This Agreement shall be for a term commencing as of April 6, 1998 and through the completion of the NDA phase: provided, however, (1) the parties negotiating in good faith, can agree on terms and payment commensurate with the agreed upon scope of work for WCCS to supply support for the NDA phase; and, (2) either party shall have the right to terminate this Agreement prior to such date as set forth in Article VII of this Agreement. This time period shall be known as the "Term".

     2. Article III of the Agreement entitled "OBLIGATIONS OF WCCS AND ENTROPIN" is hereby amended as follows:

          3.4 TIME COMMITMENTS: Unless otherwise agreed to in writing by Entropin, Lois Rezler, Ph.D., Roy S. Azarnoff, Ph.D., and Daniel
          L. Azarnoff, M.D. shall, during the Term, devote the effort necessary and prudent to assure that their obligations under this Agreement are completed within the Time Line and Budget. [THE REMAINING SENTENCES CONTAINED IN PARAGRAPH 3.4 HAVE BEEN ELIMINATED]

          3.7 REPORTS: WCCS shall keep Entropin fully informed of all activities undertaken by it for the benefit of Entropin and its progress in completing its obligations under this Agreement. In that regard, WCCS shall provide Entropin with progress reports

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          as follows: (i) in compliance with the reporting requirements to be determined by the parties no later than August 15, 1999; and,
          (ii) a variance report when its progress relative to the Scope of Work, Time Line and Budget varies to a material degree. Entropin shall keep WCCS fully informed regarding its efforts to raise additional funds. WCCS shall not disclose to any third party any non-public information relating to the financial condition of Entropin or its efforts to raise additional funds and neither it nor any of its assigns shall at any time buy or sell any shares of stock of Entropin based on any such non-public financial information.

          3.8  ENTROPIN OBLIGATIONS:

          b. Entropin will establish a formal review process satisfactory to both parties, to ensure that all public relations materials, news releases, presentations or other information disseminated to the public which refer to the officers, employees or Scope of Work of WCCS, or to matters relating to the FDA, DEA, OSHA, and other related regulatory agencies, will be presented to WCCS for review and approval prior to release.

          3.9 CRO ACTIVITIES: The parties will negotiate in good faith a separate agreement regarding the retention of WCCS to perform the wrap around scope of work of CRO activities for Phase III A and III B.

     3. Article IV of the Agreement entitled "COMPENSATION TO WCCS" is hereby amended as follows:

          4.1 PAYMENTS: Subject to any subsequent modification of the term and scope of this Agreement, Entropin shall make payment for management fees to WCCS in

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          the aggregate amount of Eight Hundred Eighty Thousand Four
          Hundred Dollars ($880,400.00), for the period from April 6, 1998, through January 5, 2001, and Seventy-six Thousand Four Hundred Dollars ($76,400.00) per quarter commencing January, 2001 and continuing until NDA submission. The first such payment shall be made concurrently with the execution of this Agreement by authorized representatives of WCCS and Entropin and shall be in the amount of Forty Thousand Dollars ($40,000). Thereafter, payments shall be made to WCCS as set forth in Exhibit A. Promptly upon execution of this Amendment, Entropin shall accrue and escrow an amount equivalent to three (3) months of management fees and Entropin agrees that such funds identified and dedicated to WCCS for services under this Agreement may not nor will be used for any purpose other than payment of such services without prior written consent from WCCS. In the event the parties enter an agreement concerning the NDA as set forth in Article II of the Agreement, the management fees will be increased accordingly

          4.2  STOCK OPTIONS:

          b. OPTION TERM: The term of each option shall be for seven (7) years from the date of its grant.

          d. EXERCISE DATES: Subject to Article V of this Agreement, WCCS or its assignees may exercise the options granted to it under this Agreement according to the schedule listed below: provided, however, in the case of any merger or consolidation of Entropin with or into another corporation or any other type of reorganization which results in a change of control whereby Entropin's board of directors prior to

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          the reorganization represents less than a majority of Entropin's board of directors after the reorganization, all remaining options shall become immediately exercisable at the effective date of such merger, consolidation or change of control:

               Number of Options             Date of Vesting
               -----------------             ---------------

                     75,000             Fully vested

                    100,000             Start of Phase III Clinical Trials

                     75,000 Completion of Phase III, Part A, Clinical Trials and submission of report to FDA

                     75,000 Completion of Phase III, Part B, Clinical Trials and submission of report to FDA

                    125,000 The earlier of NDA approval or contract termination, except in the event of a termination by WCCS under paragraphs 7.3, 7.4 or 7.7 of this Agreement

          h.  REGISTRATION RIGHTS:   Subject to the approval of Entropin's
          investment banker, Entropin shall include the shares underlying options granted to WCCS in this Agreement in a registration statement filed with the Securities and Exchange Commission under the Act as soon as practicable following the completion of Entropin's proposed secondary public offering; provided, however, the shares underlying such options shall be subject to any lock-up or other restrictions imposed upon Entropin's directors, officers and major shareholders. Entropin shall make all reasonable efforts to keep such registration current. Entropin shall give 30 days' prior written notice to WCCS of Entropin's intention to file a registration statement under the Act. WCCS will provide Entropin with such information relating to WCCS and its plan of distribution as may be necessary for the completion of the

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          registration statement, and will enter into appropriate
          indemnification agreements, as well as any lock-up and other restrictive agreements as entered into by principal shareholders, officers or directors of Entropin, and make other customary representations to Entropin related to the registration statement.

     4. Article V of the Agreement entitled "ADJUSTMENTS" is hereby amended as follows:

          5.1  INABILITY TO MEET CURRENT OBLIGATIONS:   In the event
          Entropin's financial forecasts project that Entropin is or will become unable to meet its financial obligations accrued in the normal course of business as they become due 60 days from the forecast date, the parties will enter good faith negotiations to modify this Agreement within thirty (30) days from written notice to WCCS by Entropin of such forecast. If the parties are not able to negotiate an acceptable modification of the Agreement, either party may terminate the Agreement. Notwithstanding paragraph 5.1(a), any negotiated reduction in WCCS' compensation will be accrued and paid by Entropin as soon as practicable, provided however, the parties reach an agreement on adjustments in performance. Such termination shall release all parties of all further obligations under the Agreement, except that Entropin
          shall have the following obligations to WCCS:   [PARAGRAPH 5.1(a)
          REMAINS UNCHANGED AND PARAGRAPH 5.1(b) IS ELIMINATED.]

     5. Article VI of the Agreement entitled "DIRECTORS AND OFFICERS LIABILITY INSURANCE" is hereby amended to include the following provision:

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          6.3  INDEMNIFICATION: Entropin agrees to indemnify, defend, and hold harmless WCCS, its employees, subcontractors or agents, for any and all claims, demands and expenses, including litigation costs, arising out of, or in any way resulting from or connected with the services or work provided by WCCS, its employees, subcontractors or agents, insofar as such claim, liability or action arises out of, or is based upon, the actions or inactions of Entropin.

     5. Article VII of the Agreement entitled "TERMINATION" is hereby amended to include the following provisions:

          7.7 CONTINUATION OF THE AGREEMENT: In the event that the results of the Phase III, Part A, Clinical Trials indicate that
          Esterom(R) is ineffective, either party may terminate this Agreement upon written notice to the other party.

          7.8 OPTION TO TERMINATE: At any time after the completion of the Phase III, Part A, Clinical Trials, if Entropin shall have obtained a commitment with an alliance partner or an equivalent business relationship, Entropin shall have the option to terminate this Agreement effective upon sixty (60) days written notice to terminate. At the termination date, all options granted to WCCS or its assignees under this Agreement shall become immediately exercisable.

     6. Article XI of the Agreement entitled "ARBITRATION" is hereby amended as follows:

          Any dispute arising between WCCS and Entropin concerning this agreement or its interpretation shall be resolved by submission to arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association then in effect. The

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     dispute will be heard by a panel of arbitrators familiar with pharmaceutical manufacturing and/or pharmaceutical research and development. Any award made by such arbitrators shall be binding and conclusive for all purposes hereof, may include injunctive relief, and may be entered as a final judgment in any court of competent jurisdiction. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators.

     7. Article XII of the Agreement entitled "MISCELLANEOUS" is hereby amended as follows:

          12.1 (a) if the WCCS:   Lois Rezler, Ph.D
                                  Western Center for Clinical Studies, Inc.
                                  21550 Oxnard Street, Suite 810
                                  Woodland Hills, CA 91367

     8. The following Exhibits shall be amended as attached hereto as Exhibits A and D, respectively:

          Exhibit A: BUDGET
          -----------------

          Exhibit D: TIME LINE: Milestones, Tasks, and Sub Tasks
          ------------------------------------------------------

     All other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have entered into this AMENDMENT effective July 21, 1999.

WESTERN CENTER FOR CLINICAL
   STUDIES, INC.                        ENTROPIN, INC.


By:  /s/ LOIS REZLER                    By:  /s/ DONALD HUNTER
     -----------------------------           -----------------------------
     Lois Rezler                             Donald Hunter
     President                               Chief Executive Officer

Date: 7/28/99                           Date:   7/21/99
     -----------------                       -----------------

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